SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒ Definitive Information Statement

ABCO ENERGY, INC.
(Name of Registrant as Specified in Its Charter)
2505 No. Alvernon Way Tucson, AZ 85712

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4)  Date Filed:

ABCO Energy, Inc.

2505 No. Alvernon Way

Tucson, AZ 85712

February 2, 2021

To our stockholders:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act  of 1934, as amended (the “Exchange Act”), to the  holders (the “ “Control” Stockholders”) of record on January 25, 2021, (the “Record Date”), of (i) the common stock, $0.001 par value per share (the “Common Stock”), and (ii) the Preferred stock, par value $0.001 per share (the “Preferred Stock”), of ABCO Energy, Inc., a Nevada corporation (the “Company”), to notify the Stockholders that on January 11, 2021 the Control Stockholders, under applicable  Nevada law,  by written consent authorized and adopted an amendment to the Company’s Articles of Incorporation, as amended, to increase the authorized shares of Common Stock to 2,000,000,000 shares (“Amendment to Increase Capital”).  The Amendment to Increase Capital will become effective on the date by the filing of the Amendment to Increase Capital with the Secretary of State of Nevada; and

Your vote is not required to approve any of these actions, and the enclosed information statement is not a request for your vote or a proxy. This information statement is furnished only to inform you of the action taken by the Board of Directors and the Control Stockholders  of the Company on January 11, 2021 above and before it takes effect in accordance with Rule 14c-2 promulgated under the Securities and Exchange Act of 1934, as amended. This information statement is first being mailed on or about February 25, 2021 to holders of record on the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Please read the accompanying information statement carefully.

Very truly yours,

ABCO Energy, Inc.

By:  /s/ David Shorey

        David Shorey

Acting President

ABCO Energy, Inc.

2505 No. Alvernon Way

Tucson, AZ 85712

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under Securities and Exchange Act of 1934, as amended and applicable Nevada law. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters' rights with respect to the receipt of the written consents, and no dissenters' rights under applicable Nevada law are afforded to the Company's stockholders as a result of the adoption of these resolutions.

Reverse Stock Split

On December 1, 2020, the Board of Directors of the Company authorized a 170 to 1 stock split the common stock of the Company which became effective on January 4, 2021 (“Reverse Split”). As a result of the Reverse Split, the authorized number of shares was reversed on the basis of one (1) for 170 shares with the number of shares of the Company’s authorized Common Stock was reduced from 5,000,000,000 shares to 29,411,765 shares. Under Nevada law, the Reverse Split was approved by the Board of Directors of the Company in accordance with NRS Section 78.207. No stockholder approval was required. NRS Section 78.207 provides that the Company may effect the reverse stock split without stockholder approval if (x) both the number of authorized shares of Common Stock and the number of outstanding shares of Common Stock are proportionally reduced as a result of the reverse stock split (y) the reverse stock split does not adversely affect any other class of stock of the Company and (z) the Company does not pay money or issue scrip to stockholders who would otherwise be entitled to receive a fractional share as a result of the reverse stock split. As described herein, the Company has complied with these requirements. Because the authorized number of shares has been reduced to 29,411,765, the Company intends to amend its Articles of Incorporation to increase the authorized number of shares to 2 billion shares through the filing of the Amendment to Increase Capital.

THE INCREASE THE COMPANY’S AUTHORIZED NUMBER

OF SHARES OF COMMON STOCK TO

2,000,000,000 SHARES OF COMMON STOCK

The Board of Directors believes it is in the best interest of the Company to increase the number of authorized shares of Common Stock currently 29,411,765 shares of Common Stock as a result of the Reverse Split, to 2,000,000,000, See “Reasons For the Increase” below. There  were 17,363,658  shares are outstanding as of January 26, 2020, the Record Date.

Under the Nevada revised Statues, this increase will be approved if a majority of the voting securities by written consent are in favor of the increased authorized shares.

The text of the Amendment is set forth in Exhibit A attached hereto.

Exhibit A is herein after referred to as the “Articles of Amendment”.

This proposal to increase the number of shares of Common Stock authorized for issuance will become effective upon the filing of the Articles of Amendment with the Secretary of State of Nevada.

REASONS FOR THE INCREASE

The shareholders on January 11, 2021, authorized an increase to 2,000,000,000 from 29,411,765.  Our board of directors believes that it is desirable to have additional authorized shares of common stock available for possible future financings, acquisition transactions, joint ventures and other general corporate purposes. Our board of directors believes that having such additional authorized shares of common stock available for issuance in the future will give us greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders’ meeting unless such approval is expressly required by applicable law. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the overall value of the Company to its shareholders. There are certain advantages and disadvantages of an increase in our authorized common stock. The advantages include:

•

To allow the Company to qualify and trade on the OTCQB trading platform which requires a closing of $0.01 or higher for 30 consecutive days which in turn will allow the Company to begin to use its Form S-1 Registration Statement which registered shares for trading under the Company’s $5,000,000 Equity Line of Credit with Oasis Capital, LLC. See the Company’s Form 8K filed with the SEC on September 7, 2018.

•	The ability to raise capital by issuing capital stock under various types of transactions and financing transactions.

•	To have shares of common stock and preferred available to pursue business expansion opportunities, if any.

The disadvantages include:

•

The issuance of authorized but unissued stock could be used to deter a potential takeover of our Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with our Board of Directors’ desires. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

•

Shareholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing shareholders.

•

The additional shares of Common Stock for which authorization is sought in this proposal would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding.

Although the Company will need to raise significant capital in the near term as described in its filings with the Securities and Exchange Commission, other than to bring current the S-1 Registration Statement which went effective with the SEC on May 7, 2019 in connection with the Oasis Capital, LLC (“Oasis”) Equity Purchase Agreement dated September 1, 2018, under which Oasis is obligated to purchase up to $5,000,000 of Common Stock at 85% of market (“Put Shares”). Oasis has no obligation to purchase Put Shares under the Registration Statement until it is effective with current information. It has now become stale.

The Company has no other arrangements, agreements, or understandings in place at the present time for the issuance or use of the additional shares of Common Stock to be authorized by the proposed Amendment to Increase Capital. The Board of Directors does not intend to issue any Common Stock or securities convertible into Common Stock except on terms that the Board of Directors deems to be in the best interests of the Company and its shareholders.

Although an increase in the authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect, this proposal to adopt the amendment is not in response to any effort of which the Company is aware to accumulate our stock or obtain control of the Company. Nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and shareholders.

If the Company’s Stockholders do not approve the increase in authorized shares of Common Stock, the Company will be very limited in its ability to use shares of Common Stock for financing, acquisitions or other general corporate purposes.  The Board of Directors believes it is in the best interest of the Company to increase the number of shares of Common Stock authorized from 29,411,765 shares of Common Stock to 2,000,000,000 shares of Common Stock. See “Reasons For the Increase” below.

APPROVAL REQUIRED

Pursuant to Nevada Revised Statutes, the Articles of Amendment must be approved a majority of the voting power of the securities of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information as at December 31, 2020 regarding beneficial ownership of our securities by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

Name and Address of Owner (1)	Title of Securities(2)	Amount and nature of common stock	Percent of class (3)	Amount and nature of preferred stock (2) (4)	Percentage of class (5)
David Shorey (6)	Common	9,427	Less than 1%	28,00,000	93.4%
Wayne Marx	Common	589	Less than 1%	2,000,000	6.6%
All Officers, Directors and 5% Shareholders - As a Group	Common	10,016	Less than 1%	30,000,000	100%

(1)	The address is c/o ABCO Energy, Inc., 2100 N. Wilmot #211, Tucson, AZ 85712

(2)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of March 31, 2019 (none are eligible) are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(3)	Based upon 15,811,042 shares outstanding on January 9, 2021 on a post-split basis.

(4)	These shares are convertible into ten (10) shares of common stock at an exercise price of $.001 per share.

(5)	Based upon 30,000,000 shares of Preferred Stock, outstanding as January 4, 2021.

(6)	These shares are beneficially owned by Mr. Shorey. The record holder is his wholly-owned consultancy entity.

On January 9, 2021, the Company issued 2,500,000 restricted common shares to management for services rendered with a fair market value of $50,000 during the year ended December 31, 2020. No restricted shares were issued to management for services during 2019. Of these awards, David Shorey received 1,500,000 shares and Wayne Marx received 500,000 shares. The balance was awarded to consultants to the Company.

INFORMATION ON CONSULTING STOCKHOLDERS

On September 15, 2017, and on August 30, 2018, the Board of Directors authorized the issuance of an aggregate of 30,000,000 shares of Class B Convertible Preferred Stock [“Series B”] to Mr. O’Dowd and to Wayne Marx of the Company and to two Consultants, of which David Shorey, President of the Company, is the beneficial owner thereof. Of the Series B, 12,000,000 shares were issued to Charles O’Dowd and 2,000,000 to Wayne Marx, the Directors. Each Consultant received 8,000,000 shares. See the Company’s Schedule 14C filed with the Commission on September 28, 2018. Upon his resignation Mr. O’Dowd’s preferred shares were cancelled and re- issued to the two consultants. These preferred shares have no market pricing and management assigned the value of $15,000 to the stock issue based on the par value of the preferred stock of $0.001. The 30,000,000 shares of Preferred Stock have 20 votes for each share of record. The holders of the Preferred are also entitled to be issued an additional 8,823,930 common shares upon conversion of the Preferred Stock. The Series B have anti-dilution provisions. Accordingly, as a result of owning these shares of Common and Preferred Stock, the Control Shareholders will have voting control the Company.

By Written Consent in lieu of a Meeting of Shareholders executed January 11, 2020, the holders of a majority of the voting power common stock and preferred stock of the Company adopted a further Amendment to the Articles of Incorporation increasing the authorized common stock from 29,411,765 shares to 2 billion shares. The Company intends to file the Amendment to Increase Capital with the Nevada Secretary of State on or about February 23, 2021.

The entire cost of furnishing this information statement will be borne by Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

David Shorey, Acting President

ABCO Energy, Inc.

2505 No. Alvernon Way

Tucson AZ 85712

BY ORDER OF THE BOARD OF DIRECTORS OF ABCO ENERGY, INC.